Exhibit 99.1

                        Contacts:   Bill Chardavoyne
                                    Chief Financial Officer
                                    (310) 255-2229
                                    bchardavoyne@activision.com

                                    Kristin Mulvihill Southey
                                    Vice President, Investor Relations
                                    (310) 255-2635
                                    ksouthey@activision.com

                                    Maryanne Lataif
                                    Vice President, Corporate Communications
                                    (310) 255-2704
                                    mlataif@activision.com


                   ACTIVISION REPORTS RECORD THIRD QUARTER AND
                         NINE MONTH FISCAL 2004 RESULTS

          - Q3 Net Revenues Increase 34% and Diluted E.P.S. Grows 88% -

          - Company Has Three Top-Five Holiday Games According to NPD -

   - Company Provides Record Outlook for FY 2005 Net Revenues of $1 Billion -


     SANTA MONICA, CA - January 28, 2004 - Activision, Inc. (Nasdaq: ATVI) today announced record financial results for the third quarter and nine months ended December 31, 2003.

     Net revenues for the third quarter were $508.5 million or 34% higher, as compared to $378.7 million for fiscal year 2003 third quarter. Net income for the third quarter rose to $77.0 million, a 74% increase, compared with net income of $44.3 million for the previous third quarter. Diluted earnings per share grew 88% to $0.79 per diluted share, compared to $0.42 per diluted share reported for the last fiscal third quarter.

     For the nine-month period ended December 31, 2003, the company announced record net revenues of $784.8 million, as compared to net revenues of $739.1 million reported for the nine-month period last fiscal year. The company also announced record earnings per diluted share for the nine-month period of $0.74, as compared to earnings per diluted share of $0.71 for the same period last year.


                                     (more)

Activision Reports Record Q3 2004 Earnings Results

     Activision increased its net revenues and earnings per diluted share outlook for fiscal year 2004 to $910 million in net revenues and earnings per diluted share of $0.72 from the company's prior outlook of $870 million and diluted earnings per share of $0.56. The company also increased its fourth quarter outlook to $125 million in net revenues and a loss per share of $0.02 from its previous outlook of $114 million in net revenues and a loss per share of $0.05.

     Activision also provided its outlook for fiscal year 2005, beginning in April 2004, of $1 billion in net revenues, an increase of 10% over the prior year and earnings per diluted share of $0.90, which represents a 25% increase year over year. For the first quarter of FY 2005, the company expects net revenues of $170 million and earnings per diluted share of $0.05.

     Robert Kotick, Chairman and CEO of Activision, Inc. commented, "I am very pleased to announce that the company delivered record results for the third quarter and first nine months of fiscal 2004. Our three holiday titles, Tony Hawk's Underground, True Crime: Streets of L.A.(TM) and Call of Duty(TM), were all top-five selling games for the holiday season and represent some of the highest quality, most innovative products that we have ever created. The success of our two new original properties, True Crime: Streets of L.A. and Call of Duty, and the new direction for the Tony Hawk brand have resulted in three new franchises from which we expect to develop a variety of games for multiple platforms for years to come."

     Kotick continued, "We have one of the strongest balance sheets in our industry and ended the quarter with $552 million in cash and short-term investments, low inventories and $796 million in shareholders' equity. We believe that our fiscal year 2005 financial results will be driven by our robust and exciting slate that includes Spider-Man 2(TM), Shrek 2(TM), Doom 3(TM), Shark Tale(TM), Lemony Snicket's A Series of Unfortunate Events(TM), Call of
Duty: Finest Hour(TM), Rome: Total War(TM) and a sequal to the best-selling game Tony Hawk's Underground. Our planned product slate combined with the growing installed base of console hardware should enable us to continue to expand the scale and scope of our business."

Business Highlights

     Activision's third quarter results were driven by solid performance of its titles across all platforms worldwide. During the quarter, the company ranked as the #2 publisher overall on the console platforms, according to NPD Funworld, due to strong consumer response to Tony Hawk's Underground and True Crime:
Streets of L.A. Between October and December, Activision released five new titles: Tony Hawk's Underground, an all-new Tony Hawk experience; True Crime:
Streets of L.A., a driving, fighting and shooting game featuring Snoop Dogg and an original soundtrack featuring more than 50 West Coast hip hop artists; Call of Duty, a World War II based first-person action game; Empires: Dawn of the Modern World(TM), a real time strategy game spanning five eras from the Medieval Age to World War II; and an all new title in the Cabela's franchise, Cabela's Dangerous Hunts(TM).


                                     (more)

Activision Reports Record Q3 2004 Earnings Results

     Activision continued its market leadership position in both the sports and first-person action genres with Tony Hawk's Underground and Call of Duty. The company was the only publisher to have an original intellectual property, True
Crime: Streets of L.A., rank as a top-five console/handheld title for the holiday season.

     Other highlights from the fiscal third quarter are as follows:

     o According to NPD Funworld, Tony Hawk's Underground was the #2 best selling U.S. console/handheld title in aggregate across all platforms. Additionally, the Tony Hawk franchise reigned as the #1 franchise from a third-party publisher.

     o True Crime: Streets of L.A. was the #4 best selling U.S. console/handheld title in aggregate across all platforms, according to NPD Funworld. True Crime: Streets of L.A. rose up the charts after having launched on November 4.

     o According to NPD Intellect, Call of Duty was the #1 best selling PC game in the U.S. for the calendar fourth quarter. Additionally, the game ranked as the #5 best selling PC game for calendar 2003, despite having launched on October 29. On October 30, Activision announced that it had acquired Infinity Ward, the developer of Call of Duty.

     o The Cabela's franchise was the #1 best-selling hunting series for calendar 2003 according to NPD. During the holiday season, Activision launched Cabela's Dangerous Hunts(TM) for PlayStation(R)2 computer entertainment system and the Xbox(R) video game system from Microsoft.

     Looking ahead to the fourth quarter of fiscal year 2004, Activision's slate includes Pitfall: The Lost Expedition(TM), an action adventure game for the PlayStation2 computer entertainment system, Xbox video game system from Microsoft, Nintendo(R) GameCube(TM) and Nintendo(R) Game Boy(R) Advance; MTX:
Mototrax(TM), a comprehensive motocross game for the PlayStation 2 computer entertainment system and Xbox video game system from Microsoft; and Tenchu:
Return From Darkness(TM), the acclaimed stealth ninja series for the Xbox video game system from Microsoft.

     Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $864 million for the fiscal year ended March 31, 2003.


                                     (more)

Activision Reports Record Q3 2004 Earnings Results

     Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Japan, Australia, Scandinavia and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at www.activision.com.


Note: The statements made in this press release that are not historical facts are forward-looking statements. Although the company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, a number of important factors could cause our actual future results to differ materially from those expressed in any such forward-looking statements.

Such factors include, without limitation, product delays, retail acceptance of our products, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities.

These important factors and other factors that potentially could affect the company's financial results are described in our filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.


                               (Tables to Follow)

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

                                                          Nine Months
                         Quarter ended December 31,    ended December 31,
                              2003       2002          2003         2002
                                        Restated                   Restated
                          ----------  ------------  -----------  -----------

Net revenues              $  508,511  $   378,685  $   784,759   $   739,115
Costs and expenses:
 Cost of sales
    - product costs          235,301      204,881      384,302       369,004
 Cost of sales
    - software royalties
     and amortization         23,680       33,503       50,575        67,396
 Cost of sales
    - intellectual
     property licenses         9,464       14,918       27,008        32,704
 Product development          50,354       13,758       79,828        38,768
 Sales and marketing          58,503       33,875      102,025        84,644
 General and administrative   14,248       10,989       35,847        37,308
                          ----------  ------------  -----------  -----------
  Total operating expenses   391,550      311,924      679,585       629,824

Operating income             116,961       66,761      105,174       109,291
Investment income, net         1,464        2,533        4,125         6,554

Income before
provision for
income taxes                 118,425       69,294      109,299       115,845
Provision
 for income taxes             41,444       24,847       38,248        41,708
                          ----------  ------------  -----------  -----------
Net income                $   76,981  $     44.347  $   71,051   $    74,137
                          ==========   ==========   ==========   ===========

Basic earnings
 per share                $     0.87  $      0.44   $     0.80   $      0.77
Weighted average
 common shares outstanding    88,763      100,209       88,325        96,839

Diluted earnings
 per share                $    0.79   $      0.42   $     0.74   $      0.71
Weighted average
 common shares
 outstanding assuming
 dilution                    97,351       106,223       95,786       104,822


Share and earnings per share data have been restated to reflect our three-for-two stock split for shareholders of record as of May 16, 2003, paid June 6, 2003.

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
                                         December 31,    March 31,
                                             2003           2003
                                        -------------   -------------
ASSETS
 Current assets:
   Cash, cash equivalents and
     short-term investments             $     551,677   $     406,954
   Accounts receivable, net                   241,929          15,822
   Inventories                                 35,506          19,577
   Software development                        43,469          26,791
   Intellectual property licenses              26,614           8,906
   Deferred income taxes                       36,170          38,290
   Other current assets                        14,217          10,565
                                        -------------   -------------
     Total current assets                     949,582         526,905
                                        =============   =============

   Software development                        27,394          35,281
   Intellectual property licenses              22,882          36,943
   Property and equipment, net                 26,375          22,265
   Deferred income taxes                            -          10,322
   Other assets                                   844           5,081
   Goodwill                                    74,214          68,019
                                        -------------   -------------
     Total assets                       $    1,101,291  $     704,816

LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Current portion of long-term debt    $           -   $         147
   Accounts payable                           170,936          45,602
   Accrued expenses                           128,687          58,656
                                        -------------   -------------
     Total current liabilities                299,623         104,405

 Long-term debt, less current portion               -           2,671
 Deferred income taxes                          5,381               -
                                        -------------   -------------
     Total liabilities                        305,004         107,076

 Shareholders' equity:
   Common stock                                    -                -
   Additional paid-in capital                 731,345         592,295
   Retained earnings                          201,615         130,564
   Treasury stock                            (144,128)       (121,685)
   Accumulated other
    comprehensive income (loss)                 7,455          (3,434)
                                        -------------   -------------
     Total shareholders' equity               796,287         597,740

     Total liabilities and
       shareholders' equity             $   1,101,291   $     704,816
                                        =============   =============

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Nine Months Ended December 31, 2003 and 2002
(Amounts in thousands)

                                                                                                               Percent
                                                                                                               Increase
                                                                    Quarter Ended                             (Decrease)
                                            December 31, 2003                     December 31, 2002
                                          Amount        % of Total                Amount  % of Total

Geographic Revenue Mix
         United States                  $   252,114          50%                 $ 179,643      47%              40%
         International                      256,397          50%                   199,042      53%              29%
                                        ------------        ----                ----------    -----            -----
         Total net revenues             $   508,511         100%                 $ 378,685     100%              34%


Activity/Platform Mix
Publishing:
         Console                        $   304,996          80%                $  211,993      83%              44%
         Hand-held                           13,367           3%                    19,574       7%             -32%
         PC                                  64,558          17%                    25,162      10%             157%
                                        ------------        ----               -----------    -----            -----
         Total publishing               $   382,921          75%                $  256,729      68%              49%

Distribution:
         Console                        $   102,979          82%                $  108,535      89%              -5%
         Hand-held                            6,917           6%                     6,058       5%              14%
         PC                                  15,694          12%                     7,363       6%             113%
                                        ------------        ----               -----------    -----            -----
         Total distribution             $   125,590          25%                $  121,956      32%               3%
                                        ------------        ----               -----------    -----            -----
         Total net revenues             $   508,511         100%                $  378,685     100%              34%
                                        ============        ====               ===========    =====            =====



                                                                                                               Percent
                                                                                                               Increase
                                                                Nine Months Ended                             (Decrease)
                                            December 31, 2003                     December 31, 2002
                                          Amount        % of Total                Amount  % of Total
Geographic Revenue Mix
         United States                  $   381,303          49%                 $ 380,045      51%               0%
         International                      403,456          51%                   359,070      49%              12%
                                        ------------        ----                ----------    -----            -----
         Total net revenues             $   784,759         100%                 $ 739,115     100%               6%


Activity/Platform Mix
Publishing:
         Console                        $   439,499          77%                $  409,919      77%               7%
         Hand-held                           22,150           4%                    45,061       8%             -51%
         PC                                 107,473          19%                    81,992      15%              31%
                                        ------------        ----               -----------    -----            -----
         Total publishing               $   569,122          73%                $  536,972      73%               6%

Distribution:
         Console                        $   171,509          79%                $  172,241      85%               0%
         Hand-held                           14,559           7%                    11,798       6%              23%
         PC                                  29,569          14%                    18,104       9%              63%
                                        ------------        ----               -----------    -----            -----
         Total distribution             $   215,637          27%                $  202,143      27%               7%
                                        ------------        ----               -----------    -----            -----
         Total net revenues             $   784,759         100%                $  739,115     100%               6%
                                        ============        ====               ===========    =====            =====

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Nine Months Ended December 31, 2003 and 2002




                                           Quarter Ended       Quarter Ended          Nine Months Ended         Nine Months Ended
                                         December 31, 2003   December 31, 2002        December 31, 2003         December 31, 2002
Publishing Net Revenues

         PC                                    17%                  10%                      19%                      15%
-----------------------------------         -----------        ------------             ------------             ------------
         Console                               80%                  83%                      77%                      77%
-----------------------------------         -----------        ------------             ------------             ------------
                  PlayStation  2               48%                  48%                      44%                      42%
                  Microsoft Xbox               20%                  13%                      22%                      13%
                  Ninetendo GameCube           10%                  12%                       8%                      13%
                  Playstation                   2%                  10%                       3%                       8%
                  Nintendo 64                   0%                   0%                       0%                       1%

         Hand-held                              3%                   7%                       4%                       8%
-----------------------------------         -----------        ------------             ------------             ------------
                  Game Boy Advance              3%                   6%                       4%                       7%
                  Game Boy Color                1%                   1%                       0%                       1%
-----------------------------------         -----------        ------------             ------------             ------------
         Total publishing net revenues        100%                 100%                     100%                     100%
======================================      ===========        ============             ============             ============